Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Six Months Ended

June 30, 2025

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR SECOND QUARTER 2025

CHATTANOOGA, Tenn. (August 6, 2025) – CBL Properties (NYSE: CBL) announced results for the second quarter ended June 30, 2025. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$0.08	$0.14	$0.35	$0.14
Funds from Operations ("FFO")	$1.48	$1.51	$2.61	$2.72
FFO, as adjusted (1)	$1.86	$1.73	$3.37	$3.23
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
CBL acquired four dominant enclosed regional malls for $178.9 million from Washington Prime Group. This acquisition reinforces CBL’s position as the preeminent owner and manager of successful enclosed malls in dynamic and growing middle markets and is accretive to CBL's FFO, as adjusted and cash flow per share. As part of the transaction, CBL completed a modification and extension of its existing loan with Beal Bank USA to include the acquisition properties, increasing the principal balance by $110.0 million to $443.0 million and extending the maturity by seven years. See Transaction Activity for additional details.
•
Year-to-date, CBL has closed on dispositions generating more than $162.7 million of gross proceeds including the July sale of The Promenade in D'Iberville, MS, for $83.1 million, representing an 8.5% cap rate.
•
CBL's Board of Directors declared an increase of 12.5% in the regular cash dividend to $0.45 per common share for the quarter ending September 30, 2025.
•
Consistent with our previously issued guidance range, same-center NOI for Q2 2025 declined 0.5% compared with the prior-year period. FFO, as adjusted, per share for Q2 2025 was $1.86, compared with $1.73 per share for the prior-year period. For the six months ended June 30, 2025, same-center NOI declined 1.4% compared with the prior-year period. FFO, as adjusted, per share was $3.37 for the six months ended June 30, 2025, compared with $3.23 for the six months ended June 30, 2024.
•
Portfolio occupancy increased 10 basis points to 88.8% as of June 30, 2025, compared with portfolio occupancy of 88.7% as of June 30, 2024. Same-center occupancy for malls, lifestyle centers and outlet centers was 87.3%, essentially flat from occupancy as of June 30, 2024. Bankruptcy related store closures, including the closures of Forever21, JoAnn, and Party City locations, representing approximately 95,000-square-feet, negatively impacted mall occupancy by nearly 70 basis points compared with the prior-year period.

•
Over 1.2 million square feet of leases were executed in the second quarter 2025, including comparable new and renewal leases of approximately 774,000 square feet signed at a 3.2% increase in average rents versus the prior rents. New comparable leases were signed at an increase of more than 39% in average rents versus the prior rents with renewal leases signed at essentially flat rent levels compared with expiring rents.
•
Same-center tenant sales per square foot for the second quarter 2025 increased approximately 3.5% as compared with the prior-year period. Same-center tenant sales per square foot for the 12 months ended June 30, 2025, of $427, increased 0.8% as compared with the prior period.
•
As of June 30, 2025, the Company had $288.0 million of unrestricted cash and marketable securities.

"CBL has been extremely active closing a number of successful transactions over the past few months,” said CBL's chief executive officer, Stephen D. Lebovitz. “Most recently, we were thrilled to add four dominant malls to our portfolio with the acquisition of Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. The transaction represents significant progress in the execution of CBL’s portfolio optimization strategy as we utilize proceeds from non-core asset sales at single-digit cap rates, such as the $83.1 million sale of The Promenade completed in July, to invest in stable market-dominant malls that generate immediate accretion to CBL’s portfolio free cash flow per share.

"The acquisition also furthers our goal of enhancing returns to shareholders. Supported by the incremental cash flow growth from the recent four-mall acquisition, our Board has authorized a 12.5% increase in the regular common dividend to an annualized rate of $1.80 per share. This is in addition to the special cash dividend of $0.80 per share paid in March and the Board's authorization of a new $25 million stock repurchase program in May.

"We have made significant progress on our balance sheet in recent months as well. In July, we announced a new $78.0 million non-recourse CMBS loan secured by Cross Creek Mall in Fayetteville, NC. The new five-year loan bears a fixed interest rate of 6.856%, a more than 130-basis-point improvement over the prior rate. We also expanded our existing non-recourse loan with Beal Bank with the acquisition of the four-mall portfolio, extending the overall loan maturity by seven years and fixing the rate on the majority of the loan amount. These financings are great examples of the confidence the financing markets have in CBL and our portfolio. They strengthen our balance sheet by extending our maturities, reducing interest rate risk, locking in attractive returns, and increasing cash flow generation.

"Second quarter operating and financial results were consistent with expectations. Leasing results were strong both in terms of quality and quantity. We executed a high volume of leases during the quarter, with over 1.2 million square feet signed - a nearly 150,000-square foot increase over the prior-year quarter. Notable new signings included Madewell, CBL's only Swarovski location, and a new Dave & Buster's, which will replace a former Macy's location. Comparable new and renewal leases were signed at an increase of more than 3%. We are encouraged that tenant sales increased by 3.5% during the quarter. A combination of tariff front-running and the timing of the Easter holiday likely contributed to the strength.

"Portfolio occupancy grew 10 basis points compared with the prior-year period. New leasing activity more than offset the negative impact of bankruptcy-related closures including Forever21, Party City and JoAnn, which impacted mall occupancy by nearly 70 basis points. While these closures are a short-term set back to occupancy and rent, we are receiving strong backfill demand at significantly higher rents, benefiting CBL in the long term.

"For the second half of the year, we are closely monitoring the evolving economic landscape, including the effects of tariffs on tenants, consumers, and overall market conditions. We remain focused on optimizing portfolio performance, maintaining strong occupancy and revenue levels, and deploying capital with discipline."

Same-center Net Operating Income (“NOI”) (1):

	Three Months Ended June 30,
	2025	2024
Total Revenues	$156,034	$153,366
Total Expenses	$(51,165)	$(47,957)
Total portfolio same-center NOI	$104,869	$105,409
Total same-center NOI percentage change	(0.5)%

Estimate for uncollectable revenues (recovery)	$491	$1,576

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the second quarter 2025 declined $0.5 million. Total operating expense during the second quarter increased $3.2 million, substantially driven by one-time franchise tax refunds received in the prior-year period as well as slightly higher maintenance and repair expense. The estimate for uncollectable revenues favorably impacted the quarter by approximately $1.1 million.

	Six Months Ended June 30,
	2025	2024
Total Revenues	$311,651	$307,603
Total Expenses	$(106,655)	$(99,713)
Total portfolio same-center NOI	$204,996	$207,890
Total same-center NOI percentage change	(1.4)%

Estimate for uncollectable revenues (recovery)	$1,517	$2,997

Same-center NOI for the six months ended June 30, 2025 declined $2.9 million. Results were impacted by a $0.4 million decline in percentage rents. Total operating expense increased $6.9 million, primarily driven by one-time real estate and franchise tax refunds received in the prior-year period as well as higher maintenance and repair expense. The estimate for uncollectable revenues favorably impacted the quarter by approximately $1.5 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2025	2024
Total portfolio	88.8%	88.7%
Malls, lifestyle centers and outlet centers:
Total malls	86.2%	85.9%
Total lifestyle centers	90.8%	90.6%
Total outlet centers	91.2%	89.9%
Total same-center malls, lifestyle centers and outlet centers	87.3%	87.2%
Open-air centers	93.6%	94.9%
All Other Properties	91.0%	87.9%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
All Property Types	3.2%	0.9%
Stabilized Malls, Lifestyle Centers and Outlet Centers	3.0%	0.6%
New leases	39.5%	30.4%
Renewal leases	(0.7)%	(3.0)%
Open Air Centers	21.8%	13.0%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended June 30,
	2025	2024	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$423	$417	1.4%

DIVIDEND

On August 4, 2025, CBL announced a cash dividend of $0.45 per common share for the quarter ending September 30, 2025, a 12.5% increase from the previous quarterly dividend rate. The dividend, which equates to an annual dividend payment of $1.80 per common share, is payable on September 30, 2025, to shareholders of record as of September 15, 2025.

FINANCING ACTIVITY

In July, CBL closed on a $78.0 million non-recourse loan secured by Cross Creek Mall in Fayetteville, NC. The new five-year loan bears a fixed interest rate of 6.856%. Proceeds from the loan were used to retire the existing $81.9 million loan secured by the property, which bore an interest rate of 8.19% and was scheduled to mature in August 2025.

In July, Southpark Mall in Colonial Heights, VA was placed into receivership and will be deconsolidated due to the loss of control. CBL is cooperating with the lender to facilitate a foreclosure of the asset, which is secured by a $48.4 million non-recourse loan.

In May 2025, CBL exercised the one-year extension option on the loan secured by Fayette Mall in Lexington, KY.

On April 30, 2025, CBL announced that it had successfully met the extension test to secure a one-year extension of the secured term loan. The loan’s maturity will automatically extend from November 2025 to November 2026. CBL also anticipates meeting the second required extension test, which requires a principal balance of $615 million, in 2026 through natural amortization, enabling another one-year extension to November 2027.

In March, CBL and its joint venture partner closed on a modification of the $28.8 million loan (at 100%) secured by York Town Center in York, PA, to extend the maturity to September 2025. CBL is currently in discussions with the existing lender for an additional extension.

Additionally in March, the conveyance of Alamance Crossing East, in Burlington, NC, was completed in satisfaction of the outstanding $41.1 million non-recourse loan.

In February 2025, CBL and its joint venture partner exercised the one-year extension option on the loan secured by the Pavilion at Port Orange in Port Orange, FL, which extends the maturity date through February 2026.

TRANSACTION ACTIVITY

In July, CBL closed on the acquisition of four dominant enclosed regional malls for $178.9 million from Washington Prime Group. The malls include Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. This acquisition reinforces CBL’s position as the preeminent owner and manager of successful enclosed malls in dynamic and growing middle markets.

Concurrently with the transaction close, CBL completed a modification and extension of its existing $333.0 million non-recourse outparcel and open-air center loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to $443.0 million and extending the initial maturity through October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The full principal balance will convert to the floating rate after the initial term. CBL utilized proceeds from the $83.1 million sale of The Promenade, an open-air center in D'Iberville, MS, to fund the balance of the transaction. The Promenade was sold in July in an all-cash transaction at an 8.5% cap rate.

Year-to-date, CBL has closed on dispositions generating more than $162.7 million of gross proceeds including the sale of The Promenade in D'Iberville, MS for $83.1 million in July, Monroeville Mall and Annex in Monroeville PA, for $34.0 million in January and the $38.1 million sale of Imperial Valley Mall in El Centro, CA, in February. CBL also completed the sale of an office building in Greensboro, NC for $3.5 million in June and has sold three outparcels year-to-date generating gross proceeds of $4.0 million.

STOCK REPURCHASE PROGRAM

On May 1, 2025, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25 million of its common stock. Due to a blackout related to transaction activity in process, CBL was unable to complete any repurchase activity in the second quarter.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q2 2025, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

Based on Management's expectations and transactions completed year-to-date, CBL is providing updated FFO, as adjusted, guidance for 2025 in the range of $6.98 - $7.34 per share. The updated guidance incorporates partial year accretion from the acquisition of four malls, the full impact of which will be realized in 2026. Guidance also incorporates the impact of recent asset sales, including the sale of The Promenade, as well as an assumption of higher variable interest expense as a result of fewer anticipated Fed rate cuts, and lower gains on outparcel sales due to the timing of an anticipated outparcel sale. Management continues to anticipate same-center NOI for full-year 2025 in the range of (2.0)% to 0.5%.

	Low	High
2025 Net Income	$14.7	$25.7
2025 FFO, as adjusted (in millions)	$213.0	$224.0
2025 WA Share Count	30.5	30.5
2025 FFO, as adjusted, per share	$6.98	$7.34
2025 Same-Center NOI ("SC NOI") (in millions)	$414.5	$425.0
2025 change in same-center NOI	(2.0)%	0.5%

Reconciliation of GAAP Earnings Per Share to 2025 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$0.49	$0.85
Depreciation and amortization	5.32	5.32
Gain on depreciable property	(0.71)	(0.71)
Loss on impairment	0.04	0.04
Expected FFO, per diluted, fully converted common share	5.14	5.50
Loss on extinguishment of debt	0.01	0.01
Debt discount accretion, net of noncontrolling interests' share	1.13	1.13
Adjustment for unconsolidated affiliates with negative investment	0.70	0.70
Expected FFO, as adjusted, per diluted, fully converted common share	$6.98	$7.34

Reconciliation of Net Income to SC NOI (in millions):

	Low	High
Net income (loss)	$14.7	$25.7
Adjustments (1)
Depreciation and amortization	162.0	162.0
Gain on depreciable property	(21.9)	(21.9)
Adjustments for unconsolidated affiliates(2)	23.5	23.5
Non-comparable property NOI	(25.6)	(25.6)
Other (income) expenses, net(3)	190.0	190.0
Non-property (income) expenses, net(4)	71.8	71.3
Total Same-Center NOI	$414.5	$425.0

(1) Adjustments are based on our Operating Partnership’s pro rata ownership share, including our share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties

(2) GAAP adjustments for unconsolidated affiliates, including those with negative investment.

(3) Property-level (income) expenses, net, that are not included in NOI, including but not limited to, interest expense, gains on sales of non-depreciable real estate assets, straight-line rent and above- and below-market lease amortization.

(4) Non-property (income) expenses, net, that are not included in NOI, including but not limited to, fee income and general and administrative expenses.

2025 Estimate of Capital Items (in millions):

	Low	High
2025 Estimated maintenance capital/tenant allowances (1)	$40.0	$55.0
2025 Estimated development/redevelopment expenditures	7.5	12.5
2025 Estimated principal amortization (including est. term loan ECF)	90.0	100.0
Total Estimate	$137.5	$167.5

(1) Excludes amounts related to properties which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements as further described on page 19 of the Financial Supplement.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 89 properties totaling 55.4 million square feet across 22 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES:
Rental revenues	$136,453	$124,071	$273,813	$248,098
Management, development and leasing fees	1,357	1,817	2,674	3,722
Other	3,095	3,777	6,186	6,962
Total revenues	140,905	129,665	282,673	258,782
EXPENSES:
Property operating	(23,583)	(20,740)	(49,461)	(44,567)
Depreciation and amortization	(39,702)	(38,664)	(85,243)	(76,704)
Real estate taxes	(15,027)	(13,028)	(30,758)	(22,297)
Maintenance and repairs	(10,372)	(9,179)	(23,838)	(19,117)
General and administrative	(15,188)	(14,831)	(35,895)	(35,245)
Loss on impairment	(1,457)	—	(1,457)	(836)
Litigation settlement	—	72	—	140
Other	(30)	(127)	(30)	(127)
Total expenses	(105,359)	(96,497)	(226,682)	(198,753)
OTHER INCOME (EXPENSES):
Interest and other income	3,164	4,082	6,632	8,086
Interest expense	(43,959)	(39,407)	(88,184)	(79,219)
Loss on extinguishment of debt	—	—	(217)	—
Gain (loss) on sales of real estate assets	1,339	(50)	22,871	3,671
Income tax (provision) benefit	(369)	(650)	102	(492)
Equity in earnings of unconsolidated affiliates	6,437	7,148	13,350	11,742
Total other expenses, net	(33,388)	(28,877)	(45,446)	(56,212)
Net income	2,158	4,291	10,545	3,817
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(2)	—	(8)	—
Other consolidated subsidiaries	603	453	1,011	977
Net income attributable to the Company	2,759	4,744	11,548	4,794
Earnings allocable to unvested restricted stock	(192)	(260)	(769)	(519)
Net income attributable to common shareholders	$2,567	$4,484	$10,779	$4,275
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.08	$0.14	$0.35	$0.14
Diluted earnings per share	0.08	0.14	0.35	0.14
Weighted-average basic shares	30,456	31,150	30,438	31,348
Weighted-average diluted shares	30,742	31,156	30,726	31,351

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$2,567	$4,484	$10,779	$4,275
Noncontrolling interest in income of Operating Partnership	2	—	8	—
Earnings allocable to unvested restricted stock	(524)	260	(493)	519
Depreciation and amortization expense of:
Consolidated properties	39,702	38,664	85,243	76,704
Unconsolidated affiliates	3,256	4,473	6,688	8,462
Non-real estate assets	(247)	(254)	(494)	(513)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(379)	(472)	(805)	(1,032)
Loss on impairment, net of taxes	1,078	—	1,078	619
Gain on depreciable property, net of taxes	—	—	(21,706)	(3,721)
FFO allocable to Operating Partnership common unitholders	45,455	47,155	80,298	85,313
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	9,197	11,722	18,404	23,517
Adjustment for unconsolidated affiliates with negative investment (2)	2,102	(4,801)	3,636	(7,369)
Litigation settlement (3)	—	(72)	—	(140)
Non-cash default interest expense (4)	517	—	880	—
Loss on extinguishment of debt (5)	—	—	217	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$57,271	$54,004	$103,435	$101,321
FFO per diluted share	$1.48	$1.51	$2.61	$2.72
FFO, as adjusted, per diluted share	$1.86	$1.73	$3.37	$3.23
Weighted-average common and potential dilutive common units outstanding	30,748	31,156	30,731	31,351
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company began recognizing the debt discount accretion associated with the consolidation of CoolSprings Galleria, Oak Park Mall and West County Center during the six months ended June 30, 2025.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three and six months ended June 30, 2025 includes default interest on loans past their maturity dates.
(5)
During the six months ended June 30, 2025, the Company made a partial paydown on the open-air centers and outparcels loan and recognized loss on extinguishment of debt related to a prepayment fee.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Diluted EPS attributable to common shareholders	$0.08	$0.14	$0.35	$0.14
Add amounts per share included in FFO:
Unvested restricted stock	(0.02)	0.01	(0.02)	0.01
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.38	1.36	2.95	2.67
Loss on impairment, net of taxes	0.04	—	0.04	0.02
Gain on depreciable property, net of taxes	—	—	(0.71)	(0.12)
FFO per diluted share	$1.48	$1.51	$2.61	$2.72

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$438	$706	$1,401	$1,689

Straight-line rental income adjustment	$664	$210	$122	$(305)

Gain on outparcel sales, net of taxes	$1,954	$(50)	$2,720	$(50)

Net amortization of acquired above- and below-market leases	$(2,677)	$(2,684)	$(6,397)	$(6,176)

Income tax (provision) benefit	$(369)	$(650)	$102	$(492)

Abandoned projects expense	$(27)	$(127)	$(27)	$(127)

Interest capitalized	$137	$139	$250	$273

Estimate of uncollectable revenues	$(731)	$(1,962)	$(1,553)	$(7,792)

			As of June 30,
			2025	2024
Straight-line rent receivable			$23,894	$22,948

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$2,158	$4,291	$10,545	$3,817
Adjustments:
Depreciation and amortization	39,702	38,664	85,243	76,704
Depreciation and amortization from unconsolidated affiliates	3,256	4,473	6,688	8,462
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(379)	(472)	(805)	(1,032)
Interest expense	43,959	39,407	88,184	79,219
Interest expense from unconsolidated affiliates	7,401	17,074	14,691	34,355
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,098)	(1,061)	(2,112)	(2,126)
Abandoned projects expense	27	127	27	127
(Gain) loss on sales of real estate assets	(1,339)	50	(22,871)	(3,671)
Gain on sales of real estate assets of unconsolidated affiliates	(832)	—	(1,867)	—
Adjustment for unconsolidated affiliates with negative investment	2,102	(4,801)	3,636	(7,369)
Loss on extinguishment of debt	—	—	217	—
Loss on impairment	1,457	—	1,457	836
Litigation settlement	—	(72)	—	(140)
Income tax provision (benefit)	369	650	(102)	492
Lease termination fees	(438)	(706)	(1,401)	(1,689)
Straight-line rent and above- and below-market lease amortization	2,013	2,474	6,275	6,481
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	603	453	1,011	977
General and administrative expenses	15,188	14,831	35,895	35,245
Management fees and non-property level revenues	(5,326)	(6,543)	(10,983)	(12,990)
Operating Partnership's share of property NOI	108,823	108,839	213,728	217,698
Non-comparable NOI	(3,954)	(3,430)	(8,732)	(9,808)
Total same-center NOI (1)	$104,869	$105,409	$204,996	$207,890
Total same-center NOI percentage change	(0.5)%		(1.4)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2025, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2025. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Malls	$72,354	$72,763	$140,947	$144,016
Outlet centers	5,034	5,309	10,500	10,935
Lifestyle centers	9,168	8,549	17,723	17,273
Open-air centers	12,621	12,880	24,806	24,983
Outparcels and other	5,692	5,908	11,020	10,683
Total same-center NOI	$104,869	$105,409	$204,996	$207,890
Percentage Change:
Malls	(0.6)%		(2.1)%
Outlet centers	(5.2)%		(4.0)%
Lifestyle centers	7.2%		2.6%
Open-air centers	(2.0)%		(0.7)%
Outparcels and other	(3.7)%		3.2%
Total same-center NOI	(0.5)%		(1.4)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of June 30, 2025
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$1,374,192	$864,270	$2,238,462	$(6,619)	$(92,067)	$2,139,776
Noncontrolling interests' share of consolidated debt	(24,108)	(11,193)	(35,301)	102	873	(34,326)
Company's share of unconsolidated affiliates' debt	366,041	29,662	395,703	(2,381)	—	393,322
Company's share of consolidated, unconsolidated and other debt	$1,716,125	$882,739	$2,598,864	$(8,898)	$(91,194)	$2,498,772
Weighted-average interest rate	5.16%	7.43%	5.93%

	As of June 30, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt (2)	$897,058	$999,950	$1,897,008	$(10,952)	$(32,715)	$1,853,341
Noncontrolling interests' share of consolidated debt	(24,711)	(11,613)	(36,324)	200	2,755	(33,369)
Company's share of unconsolidated affiliates' debt	615,961	55,149	671,110	(2,573)	—	668,537
Other debt (3)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,529,430	$1,043,486	$2,572,916	$(13,325)	$(29,960)	$2,529,631
Weighted-average interest rate	5.27%	8.42%	6.55%
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company recognized the debt discounts associated with the acquisition of its partner's 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center in December 2024.
(2)
At June 30, 2025, includes $526,538 of debt and $77,501 of unamortized debt discounts related to three properties in which the Company acquired its joint venture partner's 50% interest and now consolidates the properties.
(3)
Represents the outstanding loan balance for Alamance Crossing East, which was deconsolidated due to a loss of control when the property was placed into receivership in connection with the foreclosure process. The foreclosure process for Alamance Crossing East was completed in March 2025.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2025	2024
ASSETS
Real estate assets:
Land	$581,751	$588,153
Buildings and improvements	1,485,745	1,505,232
	2,067,496	2,093,385
Accumulated depreciation	(314,093)	(283,785)
	1,753,403	1,809,600
Held-for-sale	33,134	56,075
Developments in progress	7,757	5,817
Net investment in real estate assets	1,794,294	1,871,492
Cash and cash equivalents	100,325	40,791
Restricted cash	104,171	112,938
Available-for-sale securities - at fair value (amortized cost of $187,764 and $242,881 as of June 30, 2025 and December 31, 2024, respectively)	187,662	243,148
Receivables:
Tenant	35,648	45,594
Other	1,484	2,356
Investments in unconsolidated affiliates	84,434	83,465
In-place leases, net	148,572	186,561
Intangible lease assets and other assets	146,417	160,846
	$2,603,007	$2,747,191
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,139,776	$2,212,680
Accounts payable and accrued liabilities	185,718	221,647
Total liabilities	2,325,494	2,434,327
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,935,677 and 30,711,227 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively (in each case, excluding 34 treasury shares)	31	31
Additional paid-in capital	699,150	694,566
Accumulated other comprehensive (loss) income	(12)	782
Accumulated deficit	(409,782)	(371,833)
Total shareholders' equity	289,387	323,546
Noncontrolling interests	(11,874)	(10,682)
Total equity	277,513	312,864
	$2,603,007	$2,747,191

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	June 30, 2025	December 31, 2024
ASSETS:
Investment in real estate assets	$1,282,281	$1,284,494
Accumulated depreciation	(592,047)	(576,289)
	690,234	708,205
Developments in progress	39,774	32,114
Net investment in real estate assets	730,008	740,319
Other assets	137,871	156,363
Total assets	$867,879	$896,682
LIABILITIES:
Mortgage and other indebtedness, net	$733,716	$780,536
Other liabilities	24,501	36,253
Total liabilities	758,217	816,789
OWNERS' EQUITY:
The Company	75,635	76,607
Other investors	34,027	3,286
Total owners' equity	109,662	79,893
Total liabilities and owners’ equity	$867,879	$896,682

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenues	$43,636	$63,875	$88,838	$127,872
Depreciation and amortization	(10,981)	(18,688)	(21,991)	(37,087)
Operating expenses	(12,815)	(20,144)	(26,573)	(41,632)
Interest and other income	677	737	1,246	1,349
Interest expense	(11,793)	(18,204)	(24,370)	(36,662)
Gain on extinguishment of debt	—	20,752	32,494	20,752
Gain on sales of real estate assets	832	—	2,902	—
Net income	$9,556	$28,328	$52,546	$34,592

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenues	$25,193	$33,233	$50,046	$66,941
Depreciation and amortization	(5,934)	(9,585)	(12,138)	(20,387)
Operating expenses	(7,234)	(9,821)	(14,304)	(20,595)
Interest and other income	405	483	756	844
Interest expense	(7,401)	(17,074)	(14,691)	(34,355)
Negative investment adjustment	576	9,912	1,814	19,294
Gain on sales of real estate assets	832	—	1,867	—
Net income	$6,437	$7,148	$13,350	$11,742

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, (gains) losses on extinguishment of debt, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$2,158	$4,291	$10,545	$3,817
Depreciation and amortization	39,702	38,664	85,243	76,704
Depreciation and amortization from unconsolidated affiliates	3,256	4,473	6,688	8,462
Interest expense	43,959	39,407	88,184	79,219
Interest expense from unconsolidated affiliates	7,401	17,074	14,691	34,355
Income taxes	369	650	(102)	492
Loss on impairment	1,457	—	1,457	836
Gain on depreciable property	—	—	(21,532)	(3,721)
EBITDAre (1)	98,302	104,559	185,174	200,164
Loss on extinguishment of debt	—	—	217	—
Litigation settlement	—	(72)	—	(140)
Abandoned projects expense	27	127	27	127
Adjustment for unconsolidated affiliates with negative investment	2,102	(4,801)	3,636	(7,369)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	603	453	1,011	977
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(379)	(472)	(805)	(1,032)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,098)	(1,061)	(2,112)	(2,126)
Company's share of Adjusted EBITDAre	$99,557	$98,733	$187,148	$190,601
(1)
Includes $2,171 and $(50) for the three months ended June 30, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets. Includes $3,206 and $(50) for the six months ended June 30, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024

Interest Expense:
Interest expense	$43,959		$39,407		$88,184		$79,219
Interest expense from unconsolidated affiliates	7,401		17,074		14,691		34,355
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(9,197)		(11,722)		(18,404)		(23,517)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(631)		(587)		(1,182)		(1,175)
Company's share of interest expense	$41,532		$44,172		$83,289		$88,882
Ratio of Adjusted EBITDAre to Interest Expense	2.4	x	2.2	x	2.2	x	2.1	x

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Company's share of Adjusted EBITDAre	$99,557	$98,733	$187,148	$190,601
Interest expense	(43,959)	(39,407)	(88,184)	(79,219)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,098	1,061	2,112	2,126
Income taxes	(369)	(650)	102	(492)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,880	2,504	15,527	4,963
Net amortization of intangible lease assets and liabilities	2,642	2,699	6,346	6,148
Depreciation and interest expense from unconsolidated affiliates	(10,657)	(21,547)	(21,379)	(42,817)
Adjustment for unconsolidated affiliates with negative investment	(2,102)	4,801	(3,636)	7,369
Litigation settlement	—	72	—	140
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	379	472	805	1,032
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(603)	(453)	(1,011)	(977)
(Gain) loss on outparcel sales	(1,339)	50	(1,339)	50
Loss on insurance proceeds	65	—	—	—
Equity in earnings of unconsolidated affiliates	(6,437)	(7,148)	(13,350)	(11,742)
Distributions of earnings from unconsolidated affiliates	4,356	6,042	8,891	9,734
Share-based compensation expense	4,289	3,565	8,279	7,244
Change in estimate of uncollectable revenues	483	822	1,042	2,344
Change in deferred tax assets	(1,048)	(1,118)	1,527	213
Changes in operating assets and liabilities	14,033	13,728	(2,933)	(1,753)
Cash flows provided by operating activities	$68,268	$64,226	$99,947	$94,964

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Minimum rents	$101,384	$94,889	$202,404	$188,435
Percentage rents	3,452	2,748	6,279	5,538
Other rents	2,169	1,815	4,374	3,647
Tenant reimbursements	29,830	25,720	61,688	52,599
Estimate of uncollectable amounts	(382)	(1,101)	(932)	(2,121)
Total rental revenues	$136,453	$124,071	$273,813	$248,098

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2025 (1)	Balance
						Fixed	Variable
Operating Properties:
The Outlet Shoppes at Laredo (2)	Laredo, TX	Jun-25		7.30%	$31,980	$—	$31,980
Cross Creek Mall (3)	Fayetteville, NC	Aug-25		8.19%	81,910	81,910	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	19,565	19,565	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	51,239	51,239	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	49,223	49,223	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	87,556	87,556	—
Fayette Mall	Lexington, KY	May-26		4.25%	106,229	106,229	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	33,971	33,971	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	87,930	87,930	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	50,125	50,125	—
Southpark Mall (4)	Colonial Heights, VA	Jun-26		4.85%	48,428	48,428	—
West County Center	Des Peres, MO	Dec-26		3.40%	142,406	142,406	—
Open-air centers and outparcels loan (5)		Jun-27	Jun-29	7.69%	332,956	166,478	166,478
CoolSprings Galleria	Nashville, TN	May-28		4.84%	135,595	135,595	—
Oak Park Mall	Overland Park, KS	Oct-30		3.97%	248,537	248,537	—
Hamilton Place open-air centers loan	Chattanooga, TN	Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,572,650	1,374,192	198,458
Weighted-average interest rate					5.42%	5.01%	8.24%

Corporate Debt:
Secured term loan (6)		Nov-25	Nov-26/Nov-27	7.19%	665,812	—	665,812

Total Consolidated Debt					$2,238,462	$1,374,192	$864,270
Weighted-average interest rate					5.95%	5.01%	7.43%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall (2)	Myrtle Beach, SC	Aug-24		4.09%	$44,764	$44,764	$—
Coastal Grand Crossing (2)	Myrtle Beach, SC	Aug-24		4.09%	2,160	2,160	—
York Town Center	York, PA	Sep-25		4.75%	14,341	14,341	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	863	—	863
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	3,304	3,304	—
The Pavilion at Port Orange	Port Orange, FL	Feb-26		7.57%	20,787	—	20,787
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	35,363	35,363	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		6.95%	8,012	—	8,012
Friendly Center	Greensboro, NC	May-28		6.44%	71,802	71,802	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	33,298	33,298	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	25,677	25,677	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,110	7,110	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,700	1,700	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,104	19,104	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	42,658	42,658	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	17,343	17,343	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	4,955	4,955	—
					395,703	366,041	29,662

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (2) (35%)	Laredo, TX	Jun-25		7.30%	(11,193)	—	(11,193)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(9,782)	(9,782)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,793)	(8,793)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2025 (1)	Balance
						Fixed	Variable
Hamilton Place open-air centers loan (8% - 10%)	Chattanooga, TN	Jun-32		5.85%	(5,533)	(5,533)	—
					(35,301)	(24,108)	(11,193)

Company's Share Of Consolidated, Unconsolidated and Other Debt (7)					$2,598,864	$1,716,125	$882,739
Weighted-average interest rate					5.93%	5.16%	7.43%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall (2)	Myrtle Beach, SC	Aug-24		4.09%	$89,529	$89,529	$—
Coastal Grand Crossing (2)	Myrtle Beach, SC	Aug-24		4.09%	4,320	4,320	—
York Town Center	York, PA	Sep-25		4.75%	28,681	28,681	—
Northgate Mall Development	Chattanooga, TN	Nov-25		7.25%	1,725	—	1,725
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-25	May-26	8.05%	6,607	6,607	—
The Pavilion at Port Orange	Port Orange, FL	Feb-26		7.57%	41,574	—	41,574
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	54,404	54,404	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center Aloft Hotel	Wilmington, NC	Jan-28		6.95%	16,352	—	16,352
Friendly Center	Greensboro, NC	May-28		6.44%	143,603	143,603	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	66,596	66,596	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	39,504	39,504	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,219	14,219	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,800	6,800	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,208	38,208	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	65,628	65,628	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	34,687	34,687	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	9,911	9,911	—
					$744,475	$684,824	$59,651
Weighted-average interest rate					5.85%	5.72%	7.39%
(1)
See page 13 for debt discounts and unamortized deferred financing costs.
(2)
The loan is in default. The Company is in discussions with the lender regarding a loan modification/extension.
(3)
Subsequent to June 30, 2025, the Company closed on a new $78,000, five-year non-recourse loan secured by Cross Creek Mall. The new loan bears a fixed interest rate of 6.856%.
(4)
Subsequent to June 30, 2025, the loan entered default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(5)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%. Subsequent to June 30, 2025, the Company closed on the acquisition of four enclosed malls for $178,900 (the "WPG acquisition"). Concurrently with the WPG acquisition, the Company completed a modification and extension of the existing $332,956 non-recourse open-air centers and outparcels loan, which was scheduled to initially mature in June 2027. The loan was modified to include the WPG acquisition properties, increasing the principal balance by $110,000 to $442,956 and extending the initial maturity through October 2030, with one, two-year extension option for a final maturity in October 2032.
(6)
As of June 30, 2025, the Company has met the extension test to secure a one-year extension on the secured term loan.
(7)
As of June 30, 2025, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $788,979 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $756,249 of pro rata debt relates to malls, $30,570 relates to outlet centers and $2,160 relates to an open-air center. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the six months ended June 30, 2025, CBL’s pro rata share of same-center NOI was $204,996, of which same-center NOI from cash trapped properties made up $38,970, with $36,262 relating to malls, $1,643 relating to outlet centers and $1,065 relating to an open-air center. For the six months ended June 30, 2024, CBL’s pro rata share of same-center NOI was $207,890, of which same-center NOI from cash trapped properties made up $38,674, with $35,865 relating to malls, $2,004 relating to outlet centers and $805 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2024	$—	$46,924	$—	$46,924	1.81%	4.09%
2025	133,455	15,204	(20,975)	127,684	4.91%	7.40%
2026	657,107	59,454	(8,793)	707,768	27.23%	4.55%
2027	665,812	2,797	—	668,609	25.73%	7.19%
2028	135,595	113,112	—	248,707	9.57%	5.41%
2029	332,956	32,787	—	365,743	14.07%	7.44%
2030	248,537	1,700	—	250,237	9.63%	3.98%
2032	65,000	19,104	(5,533)	78,571	3.02%	5.74%
2033	—	39,665	—	39,665	1.53%	7.85%
2034	—	64,956	—	64,956	2.50%	6.50%
Total	$2,238,462	$395,703	$(35,301)	$2,598,864	100.00%	5.93%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2024	$—	$46,924	$—	$46,924	1.81%	4.09%
2025	799,267	18,508	(20,975)	796,800	30.65%	7.23%
2026	657,107	56,150	(8,793)	704,464	27.11%	4.53%
2027	332,956	2,797	—	335,753	12.92%	7.68%
2028	135,595	113,112	—	248,707	9.57%	5.41%
2029	—	32,787	—	32,787	1.26%	4.97%
2030	248,537	1,700	—	250,237	9.63%	3.98%
2032	65,000	19,104	(5,533)	78,571	3.02%	5.74%
2033	—	39,665	—	39,665	1.53%	7.85%
2034	—	64,956	—	64,956	2.50%	6.50%
Total	$2,238,462	$395,703	$(35,301)	$2,598,864	100.00%	5.93%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed large regional shopping centers, generally anchored by two or more anchors or junior anchors, a wide variety of in-line retail stores, restaurants and non-retail tenants.

Lifestyle Centers: The Lifestyle Centers are large open-air centers, generally anchored by one or more anchors, which can include traditional department store anchors, grocers, or other non-traditional anchors and/or junior anchors, a wide variety of in-line and retail stores, restaurants, and/or non-retail tenants.

Outlet Centers: The Outlet Centers are open-air centers, generally anchored by one or more discount or off-price junior anchors and a wide variety of brand name off-price or discount in-line stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of June 30, 2025, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to June 30, 2025, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$372	$367	88.5%	89.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$410	$388	89.5%	89.7%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	98.6%	98.9%

Outparcels and Other		N/A	N/A	91.6%	88.1%

Total Term Loan Assets (HoldCo I)		$380	$371	89.3%	90.0%

CONSOLIDATED UNENCUMBERED
Malls:
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$328	$324	75.4%	79.3%

Outparcels and Other		N/A	N/A	91.8%	81.8%

Total Consolidated Unencumbered		$328	$324	76.7%	79.5%

JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Total Malls		$386	$388	89.1%	86.5%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$472	$489	95.4%	95.0%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$595	$590	92.3%	91.0%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.6%	93.6%

Total Joint Venture Assets		$473	$480	93.1%	92.3%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
CoolSprings Galleria	Nashville, TN
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Oak Park Mall	Overland Park, KS
Parkdale Mall	Beaumont, TX
Volusia Mall	Daytona Beach, FL
West County Center	Des Peres, MO
Total Malls		$503	$496	90.4%	92.0%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$277	$292	82.5%	80.9%

Open-Air Centers:
Alamance Crossing West	Burlington, NC
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	92.5%	94.3%

Outparcels		N/A	N/A	97.6%	99.1%

Total Consolidated Encumbered Assets		$479	$473	90.6%	91.9%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Total Same-Center Portfolio		$427	$423	88.8%	89.6%

EXCLUDED PROPERTIES
Brookfield Square	Brookfield, WI
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
The Promenade	D'Iberville, MS
Southpark Mall	Colonial Heights, VA
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2025 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$46,759	$(4,213)	$-	$42,546	$-	$-	$-	$42,546
Lifestyle Centers	11,470	(4,357)	-	7,113	-	-	-	7,113
Open-Air Centers	1,333	-	-	1,333	-	-	-	1,333
Outparcels	160	-	-	160	-	-	-	160
Other	438	-	-	438	-	-	-	438
Term Loan Debt Service	-	-	-	-	(24,901)	200	(18,567)	(43,268)
Total Term Loan Assets (HoldCo I)	60,160	(8,570)	-	51,590	(24,901)	200	(18,567)	8,322

CONSOLIDATED UNENCUMBERED
Malls	19,432	(3,092)	-	16,340	-	-	-	16,340
Outlet Centers	(17)	-	-	(17)	-	-	-	(17)
Outparcels	385	-	-	385	-	-	-	385
Other	1,033	(178)	-	855	-	-	-	855
Total Consolidated Unencumbered	20,833	(3,270)	-	17,563	-	-	-	17,563

JOINT VENTURE ASSETS
Malls	7,675	(2,116)	-	5,559	(1,777)	697	(2,363)	2,116
Outlet Centers	8,874	(314)	-	8,560	(3,967)	71	(573)	4,091
Lifestyle Centers	6,253	(265)	(984)	5,004	(2,419)	83	(558)	2,110
Open-Air Centers	10,121	(667)	-	9,454	(5,603)	165	(3,236)	780
Outparcels	240	-	-	240	-	-	-	240
Other	350	(13)	-	337	(263)	-	(1,629)	(1,555)
Total Joint Venture Assets	33,513	(3,375)	(984)	29,154	(14,029)	1,016	(8,359)	7,782

CONSOLIDATED ENCUMBERED ASSETS
Malls	67,081	(7,701)	-	59,380	(43,977)	17,716	(24,408)	8,711
Outlet Centers	1,643	(74)	-	1,569	(1,908)	852	(546)	(33)
Open-Air Centers	13,352	(1,139)	-	12,213	(8,088)	527	-	4,652
Outparcels	8,414	(83)	-	8,331	(6,257)	474	-	2,548
Total Consolidated Encumbered Assets	90,490	(8,997)	-	81,493	(60,230)	19,569	(24,954)	15,878

Total Same-Center	$204,996	$(24,212)	$(984)	$179,800	$(99,160)	$20,785	$(51,880)	$49,545
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$48,187	$(2,283)	$-	$45,904	$-	$-	$-	$45,904
Lifestyle Centers	11,329	(1,231)	-	10,098	-	-	-	10,098
Open-Air Centers	1,338	(35)	-	1,303	-	-	-	1,303
Outparcels	130	-	-	130	-	-	-	130
Other	551	(25)	-	526	-	-	-	526
Term Loan Debt Service	-	-	-	-	(33,027)	200	(12,323)	(45,150)
Total Term Loan Assets (HoldCo I)	61,535	(3,574)	-	57,961	(33,027)	200	(12,323)	12,811

CONSOLIDATED UNENCUMBERED
Malls (2)	21,429	(2,756)	-	18,673	(136)	-	(150)	18,387
Outlet Centers	(14)	-	-	(14)	-	-	-	(14)
Outparcels	204	(76)	-	128	-	-	-	128
Other	1,032	(553)	-	479	-	-	-	479
Total Consolidated Unencumbered	22,651	(3,385)	-	19,266	(136)	-	(150)	18,980

JOINT VENTURE ASSETS
Malls	8,021	(353)	-	7,668	(1,096)	28	(781)	5,819
Outlet Centers	8,945	(950)	-	7,995	(3,339)	72	(975)	3,753
Lifestyle Centers	5,944	(1,088)	-	4,856	(2,465)	83	(512)	1,962
Open-Air Centers	9,912	(275)	-	9,637	(6,269)	159	(2,756)	771
Outparcels	124	-	-	124	-	-	-	124
Other	323	(14)	-	309	(324)	-	(2,213)	(2,228)
Total Joint Venture Assets	33,269	(2,680)	-	30,589	(13,493)	342	(7,237)	10,201

CONSOLIDATED ENCUMBERED ASSETS
Malls	66,380	(8,679)	(17)	57,684	(36,659)	9,020	(23,773)	6,272
Outlet Centers	2,004	(39)	-	1,965	(1,888)	677	(579)	175
Open-Air Centers	13,733	(165)	-	13,568	(8,614)	527	-	5,481
Outparcels	8,318	(346)	-	7,972	(6,779)	474	-	1,667
Total Consolidated Encumbered Assets	90,435	(9,229)	(17)	81,189	(53,940)	10,698	(24,352)	13,595

Total Same-Center	$207,890	$(18,868)	$(17)	$189,005	$(100,596)	$11,240	$(44,062)	$55,587
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	June 30, 2025	December 31, 2024
ASSETS
Real estate assets:
Land	$154,508	$154,508
Buildings and improvements	391,359	384,269
	545,867	538,777
Accumulated depreciation	(116,009)	(104,111)
	429,858	434,666
Held for sale	—	17,562
Developments in progress	355	149
Net investment in real estate assets	430,213	452,377
Cash	21,605	31,708
Receivables:
Tenant	18,083	22,234
Other	287	353
In-place leases, net	26,437	32,377
Above market leases, net	18,119	22,743
Other assets	7,400	5,893
	$522,144	$567,685
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$665,679	$725,163
Below market leases, net	12,965	15,245
Accounts payable and accrued liabilities	32,594	39,396
Total liabilities	711,238	779,804
Owner's deficit	(189,094)	(212,119)
	$522,144	$567,685

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental revenues	$44,968	$48,197	$89,688	$96,890
Other	1,093	1,381	2,211	2,813
Total revenues	46,061	49,578	91,899	99,703
Expenses:
Property operating	(7,635)	(8,192)	(16,339)	(17,237)
Depreciation and amortization	(9,787)	(13,453)	(19,703)	(27,144)
Real estate taxes	(4,307)	(4,509)	(8,971)	(9,310)
Maintenance and repairs	(3,929)	(4,042)	(8,445)	(7,852)
Management fees	(2,250)	(2,250)	(4,500)	(4,500)
Total expenses	(27,908)	(32,446)	(57,958)	(66,043)
Other income (expenses):
Other income	8	179	201	425
Interest expense	(12,242)	(16,421)	(24,901)	(33,027)
Gain on sales of real estate assets	84	—	21,193	—
Total other expenses, net	(12,150)	(16,242)	(3,507)	(32,602)
Net income	$6,003	$890	$30,434	$1,058

Modified Cash NOI (1)	$31,307	$34,098	$61,109	$69,168
Interest Coverage Ratio (2)			2.4x	2.2x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 7, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Six Months Ended June 30,	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,434	$1,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,703	27,144
Net amortization of deferred financing costs and debt discounts	200	200
Net amortization of intangible lease assets and liabilities	2,435	2,873
Gain on sales of real estate assets	(21,193)	—
Change in estimate of uncollectable revenues	842	(1,281)
Changes in:
Tenant and other receivables	4,012	3,311
Other assets	(1,003)	(633)
Accounts payable and accrued liabilities	(4,325)	(4,364)
Net cash provided by operating activities	31,105	28,308

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(10,573)	(4,877)
Proceeds from sales of real estate assets	36,710	—
Changes in other assets	(331)	(289)
Net cash provided by (used in) investing activities	25,806	(5,166)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(59,683)	(12,323)
Contributions to member	4,706	—
Distributions to member	(12,141)	(16,457)
Net cash used in financing activities	(67,118)	(28,780)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(10,207)	(5,638)
CASH AND CASH EQUIVALENTS, beginning of period	31,812	35,741
CASH AND CASH EQUIVALENTS, end of period	$21,605	$30,103
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$21,605	$27,897
Restricted cash	—	2,206
CASH AND CASH EQUIVALENTS, end of period	$21,605	$30,103

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended June 30, 2025:
All Property Types (1)	773,583	$38.00	$37.99	(0.0)%	$39.22	3.2%
Malls, Lifestyle Centers & Outlet Centers (2)	747,306	38.45	38.37	(0.2)%	39.60	3.0%
New leases (2)	80,257	32.80	42.32	29.0%	45.76	39.5%
Renewal leases (2)	667,049	39.13	37.90	(3.1)%	38.86	(0.7)%
Open Air Centers	11,077	31.51	35.27	11.9%	38.38	21.8%

Six Months Ended June 30, 2025:
All Property Types (1)	1,246,509	$40.17	$39.27	(2.2)%	$40.53	0.9%
Malls, Lifestyle Centers & Outlet Centers (2)	1,191,568	40.81	39.80	(2.5)%	41.07	0.6%
New leases (2)	134,793	39.45	46.95	19.0%	51.45	30.4%
Renewal leases (2)	1,056,775	40.98	38.89	(5.1)%	39.75	(3.0)%
Open Air Centers	39,741	26.21	28.18	7.5%	29.62	13.0%
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
The change is primarily driven by malls.

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (1) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended June 30, 2025:
Operating portfolio:			As of June 30,	As of June 30,
New leases	211,811		2025	2024
Renewal leases	999,388	Same-center Malls, Lifestyle & Outlet Centers	$31.67	$31.84
Development portfolio:		Total Malls	31.75	31.49
New leases	6,058	Total Lifestyle Centers	32.68	31.20
Total leased	1,217,257	Total Outlet Centers	30.35	29.09
		Total Malls, Lifestyle & Outlet Centers	31.67	31.16
Six Months Ended June 30, 2025:		Open-Air Centers	16.16	15.52
Operating portfolio:		Other	21.75	20.76
New leases	323,605
Renewal leases	1,464,519
Development portfolio:
New leases	6,058
Total leased	1,794,182
(1)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2025, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Six Months Ended June 30, 2025 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2025:
New	65	181,755	7.05	$45.76	$50.61	$34.79	$10.97	31.5%	$15.82	45.5%
Renewal	475	1,541,875	2.86	36.00	36.77	37.43	(1.43)	(3.8)%	(0.66)	(1.8)%
Commencement 2025 Total	540	1,723,630	3.37	37.03	38.23	37.15	(0.12)	(0.3)%	1.08	2.9%

Commencement 2026:
New	11	25,135	8.67	57.50	63.56	51.61	5.89	11.4%	11.95	23.2%
Renewal	84	354,271	3.16	38.87	39.86	38.84	0.03	0.1%	1.02	2.6%
Commencement 2026 Total	95	379,406	3.80	40.10	41.43	39.68	0.42	1.1%	1.75	4.4%

Total 2025/2026	635	2,103,036	3.43	$37.58	$38.81	$37.61	$(0.03)	(0.1)%	$1.20	3.2%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secrets & Co.	44	362,467	2.69%
2	Signet Group, PLC (2)	98	150,407	2.64%
3	American Eagle Outfitters, Inc.	55	334,374	2.50%
4	Dick's Sporting Goods, Inc. (3)	22	1,434,202	2.31%
5	Pentland Group (4)	56	326,731	2.27%
6	Foot Locker, Inc.	57	288,241	2.19%
7	Bath & Body Works, Inc.	51	213,859	1.85%
8	Knitwell Group	81	363,596	1.54%
9	Genesco Inc. (5)	68	137,001	1.52%
10	The Gap Inc.	40	488,744	1.24%
11	Luxottica Group S.P.A. (6)	69	150,256	1.24%
12	The Buckle, Inc.	32	168,079	1.24%
13	Catalyst Brands	65	2,852,021	1.22%
14	Sycamore Partners	87	214,957	1.02%
15	Abercrombie & Fitch, Co.	26	177,910	1.00%
16	H & M Hennes & Mauritz AB	33	698,954	0.96%
17	The TJX Companies, Inc. (7)	18	514,607	0.95%
18	Barnes & Noble, Inc..	16	412,017	0.93%
19	Cinemark Corp.	6	326,130	0.90%
20	Spencer Spirit Holdings, Inc.	41	97,527	0.84%
21	Ulta Salon, Cosmetics & Fragrance, Inc.	22	227,981	0.79%
22	Claire's Stores, Inc.	58	73,526	0.79%
23	Shoe Show, Inc.	26	330,293	0.78%
24	GoTo Foods	56	38,391	0.74%
25	Darden Restaurants, Inc.	34	232,771	0.69%
		1,161	10,615,042	34.84%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Pentland Group is formerly known as Finish Line, Inc. and operates Finish Line, JD Sports and Shoe Palace.
(5)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.

Capital Expenditures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Tenant allowances (1)	$3,327	$4,070	$9,870	$6,052
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	2,059	1,005	3,056	1,285
Roof replacements	1,604	1,041	2,880	1,989
Other capital expenditures	5,060	4,301	8,975	8,490
Total maintenance capital expenditures	8,723	6,347	14,911	11,764
Total capital expenditures	$12,050	$10,417	$24,781	$17,816
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Under Development at June 30, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$15,955	$4,102	Summer '25	11.0%

Redevelopments:
Friendly Center - Cooper's Hawk	Greensboro, NC	50%	10,600	2,551	503	480	Summer '25	10.2%
Friendly Center - North Italia	Greensboro, NC	50%	6,000	2,550	504	504	Winter '25	8.1%
Total Redevelopments			16,600	5,101	1,007	984

Total Properties Under Development			99,621	$20,536	$16,962	$5,086
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.